UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 6, 2005

Merrill Lynch & Co., Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.

Repatriation of Foreign Earnings to Increase Fourth Quarter 2005 Income Tax Expense
On December 21, 2004, the FASB issued a FASB Staff Position (“FSP”), 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. The FSP provides guidance on the impact of the new tax law’s one-time deduction for qualifying repatriations of foreign earnings made in 2005. The deduction can result in a lower tax rate on repatriation of certain foreign earnings. To the extent that the cumulative undistributed earnings of non-U.S. subsidiaries were permanently reinvested, no deferred U.S. federal income taxes have been provided. In the second quarter of 2005, Merrill Lynch & Co, Inc. (“Merrill Lynch”) determined that it would apply this provision to planned foreign repatriations of approximately $53 million. Accordingly, a net tax benefit of $16 million was recorded on the planned repatriation because deferred taxes had previously been accrued on these earnings.

Merrill Lynch has completed its assessment of the additional qualifying foreign earnings the company plans to repatriate. Based on that assessment, Merrill Lynch expects to repatriate approximately $1.9 billion of cash, for which no tax expense for repatriation has been previously provided, from certain of the company’s foreign subsidiaries. Merrill Lynch expects to record approximately $115 million in additional income tax expense associated with these repatriations in the fourth quarter of 2005.

* * *

Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility, actions and initiatives taken by both current and potential competitors, general economic conditions, the effects of current, pending and future legislation, regulation and regulatory actions, and the other risks and uncertainties detailed in Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and subsequent reports on Form 10-Q and Form 8-K. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its reports on Form 10-K, Form 10-Q and Form 8-K.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ Judith A. Witterschein

Judith A. Witterschein Corporate Secretary

Date: December 6, 2005

3